UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2007

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2007 Southwestern Energy Company (the “Company”) entered into a Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and a lender under the facility, SunTrust Bank as Syndication Agent, Bank of America, N.A., Royal Bank of Canada and Royal Bank of Scotland plc, as Co-Documentation Agents (the “Credit Facility”).  In addition to the agents, BMO Capital Markets Financing, Inc., Mizuho Corporate Bank, Ltd. and nine other banks are also lenders under the Credit Facility, which amended and restated the Company’s $500 million unsecured revolving credit facility that was due to expire in January 2010, increasing the borrowing capacity to $750 million, lowering the borrowing costs and extending the maturity date to February 2012.  The amount available under the credit agreement can be increased by up to an additional $250 million in the future upon the agreement of the Company and its existing or additional lenders.

The Credit Facility is guaranteed by the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc. and Southwestern Energy Services Company.  The Credit Facility requires additional subsidiary guarantors if certain guaranty coverage levels are not satisfied.   The terms of the Credit Facility are substantially similar to those contained in the Company's prior revolving credit facility, including covenants that  impose certain restrictions on the ability of the Company and its subsidiaries to issue debt and require the Company maintain a certain level of shareholders’ equity and ratio of EBITDA to interest expense.

J.P. Morgan Securities, Inc. and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., were co-lead arrangers and joint book runners for the Credit Facility.  In addition, certain of the lenders party to the Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The news release issued by the Company announcing the Credit Facility is furnished herewith as Exhibit 99.1.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	News release dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: February 12, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release dated February 12, 2007.